Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-126276) of Threshold Pharmaceuticals, Inc. of our report dated March 27, 2006 relating to the financial statements, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California

March 28, 2006